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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-60666, 33-82280, 33-89388, 33-65186, 33-92372, 33-96030, 33-33726,
333-04439, 333-16067, 333-16211, 333-21573 and 333-23819 of S3 Incorporated on
Form S-8 and No. 333-17519 on Form S-3 of our report dated January 17, 1997 (January 23, 1998 as to Note 2), appearing in the Annual Report on Form 10-K/A of S3 Incorporated for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP
-----------------------------

DELOITTE & TOUCHE LLP

San Jose, California
February 19, 1998